EXHIBIT 10.6
TERMINATION OF DEVELOPMENT AGREEMENTS
     THIS TERMINATION OF DEVELOPMENT AGREEMENTS (the “Amendment”), dated as of the 1st day of February, 2006, by and between the CITY OF GRANITE FALLS (the “City”), a Minnesota municipal corporation, and GRANITE FALLS ENERGY, LLC, a Minnesota limited liability company, as successor to Granite Falls Community Ethanol Plant, LLC (the “Developer”)
WITNESSES:
     WHEREAS, the City and the Developer have entered into a Development Agreement, dated as of February 2, 2001 (the “2001 Development Agreement”) and a Development Agreement, dated as of October 8, 2004 (the 2004 Development Agreement”, and together with the 2001 Development Agreement, the “Development Agreements”) in connection with the construction of an approximately 40,000,000 gallon per year dry mill ethanol production plant in the City (the “Project”); and
     WHEREAS, the City and the Developer have determined that it is in the best interests of both parties to terminate the Development Agreements and cancel the promissory notes executed by the Developer in the amount of $47,800 and $20,000 evidencing the Developer’s obligation to repay the loans made by the City under the 2001 Development Agreement and the 2004 Development Agreement, respectively (the “Notes”), upon the execution and delivery of the Promissory Note in the amount of $700,000 from the Developer to the City evidencing the Developer’s obligation to repay the loan made by the City under the Loan Agreement dated as of the date hereof between the City and the Developer; and
     WHEREAS, the City and the Developer have both duly authorized this Termination of Development Agreements; and
     NOW, THEREFORE, the City and the Developer agree as follows:
     1. Notwithstanding the terms of the Development Agreements, the Development Agreements are hereby terminated and cancelled and the Developer and the City shall be released from all of their respective duties, obligations and responsibilities under the Development Agreements as of the date hereof.
     2. On the date hereof the City cancel the Notes which shall be deemed satisfied and paid in full and no further payments shall be due or payable thereunder.

     IN WITNESS WHEREOF, the City and the Developer have caused this Termination of Development Agreement to be duly executed on the date first written above.

GRANITE FALLS ENERGY, LLC

By	/s/ Julie Oftedahl-Volstad

Its Secretary/Treasurer

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CITY OF GRANITE FALLS, MINNESOTA

By:	/s/ Dave Smiglewski

Mayor

By:	/s/ William Lavin

City Manager

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